Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Golden State Water Company Investment Incentive Program Administrative Committee

San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47647) of our report dated June 29, 2010, relating to the financial statements and supplemental schedules of the Golden State Water Company Investment Incentive Program which appears in this Form 11-K.

/s/ BDO Seidman, LLP
Costa Mesa, California
June 29, 2010